Exhibit 99.1

PRESS RELEASE

FTAI Reports First Quarter 2019 Results, Dividend of $0.33 per Common Share

NEW YORK, [May 2, 2019] – Fortress Transportation and Infrastructure Investors LLC (NYSE:FTAI) (the “Company”) today reported financial results for the three months ended March 31, 2019. The Company’s consolidated comparative financial statements and key performance measures are attached as an exhibit to this press release.

Financial Overview

(in thousands, except per share data)
Selected Financial Results	Q1’19
Net Cash Provided by Operating Activities	$20,270
Net Loss Attributable to Shareholders	$(6,380)
Basic and Diluted Loss per Share	$(0.07)

Funds Available for Distribution (“FAD”) (1)	$70,183
Adjusted EBITDA(1)	$66,290

(1)  For definitions and reconciliations of Non-GAAP measures, please refer to the exhibit to this press release.

For the first quarter of 2019, our total FAD was $70.2 million. This amount includes $101.1 million from aviation leasing activities, offset by $(4.1) million and $(26.8) million from infrastructure and corporate and other activities, respectively.

First Quarter 2019 Dividend

On May 2, 2019, the Company’s Board of Directors declared a cash dividend on its common shares of $0.33 per share for the quarter ended March 31, 2019, payable on May 28, 2019 to the holders of record on May 17, 2019.

“Considering our net loss attributable to shareholders, we achieved our best adjusted EBITDA quarter ever with infrastructure again being a positive EBITDA contributor.  In addition, this was also our best quarter from a value creation perspective.  We increased our products and relationships in our value add engine leasing business, including a new partnership with United Airlines, grew contractual relationships at Jefferson Terminal, signed long-term offtakes at Long Ridge energy terminal and we are seeing strong customer demand for terminal services at Repauno,” said Joe Adams, the Company’s CEO.

Additional Information

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, www.ftandi.com, and the Company’s Quarterly Report on Form 10-Q, when available on the Company’s website. Nothing on the Company’s website is included or incorporated by reference herein.

Conference Call

The Company will host a conference call on Friday, May 3, 2019 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing 1-877-447-5636 (from within the U.S.) or 1-615-247-0080 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “FTAI First Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.ftandi.com.

Following the call, a replay of the conference call will be available after 12:00 P.M. on Friday, May 3, 2019 through midnight Friday, May 10, 2019 at 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.), Passcode: 5076638.

About Fortress Transportation and Infrastructure Investors LLC

Fortress Transportation and Infrastructure Investors LLC owns and acquires high quality infrastructure and equipment that is essential for the transportation of goods and people globally. FTAI targets assets that, on a combined basis, generate strong and stable cash flows with the potential for earnings growth and asset appreciation. FTAI is externally managed by an affiliate of Fortress Investment Group LLC, a leading, diversified global investment firm.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, statements regarding future value creation. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.ftandi.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

For further information, please contact:

Alan Andreini
Investor Relations
Fortress Transportation and Infrastructure Investors LLC
(212) 798-6128
aandreini@fortress.com

Withholding Information for Withholding Agents

This announcement is intended to be a qualified notice as provided in the Internal Revenue Code (the “Code”) and the Regulations thereunder. For U.S. federal income tax purposes, the dividend declared in May 2019 will be treated as a partnership distribution.  For tax withholding purposes, the per share distribution components are as follows:

Distribution Components
Non-U.S. Long Term Capital Gain	$—
U.S. Portfolio Interest Income(1)	$0.1100
U.S. Dividend Income(2)	$—
Income Not from U.S. Sources(3)	$0.2200
Distribution Per Share	$0.3300

(1)	Eligible for the U.S. portfolio interest exemption for any holder not considered a 10-percent shareholder under §871(h)(3)(B) of the Code.

(2)	This income is subject to withholding under §1441 of the Code.

(3)	This income is not subject to withholding under §1441 or §1446 of the Code.

For U.S. shareholders: In computing your U.S. federal taxable income, you should not rely on this qualified notice, but should generally take into account your allocable share of the Company’s taxable income as reported to you on your Schedule K-1.

Exhibit - Financial Statements

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended March 31,
(Dollar amounts in thousands, except share and per share data)	2019	2018
Revenues
Equipment leasing revenues	$72,452	$55,784
Infrastructure revenues	52,175	13,060
Total revenues	124,627	68,844

Expenses
Operating expenses	61,918	27,579
General and administrative	4,732	3,586
Acquisition and transaction expenses	1,474	1,766
Management fees and incentive allocation to affiliate	3,838	3,739
Depreciation and amortization	39,533	29,587
Interest expense	21,303	11,871
Total expenses	132,798	78,128

Other income (expense)
Equity in (losses) earnings of unconsolidated entities	(384)	95
Gain (loss) on sale of equipment, net	1,725	(5)
Interest income	91	176
Other (expense) income	(2,604)	180
Total other (expense) income	(1,172)	446

Loss before income taxes	(9,343)	(8,838)
Provision for income taxes	453	495
Net loss	(9,796)	(9,333)
Less: Net loss attributable to non-controlling interests in consolidated subsidiaries	(3,416)	(8,761)
Net loss attributable to shareholders	$(6,380)	$(572)

Loss per share
Basic	$(0.07)	$(0.01)
Diluted	$(0.07)	$(0.01)

Weighted Average Shares Outstanding:
Basic	85,986,453	81,534,454
Diluted	85,986,453	81,534,454

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands, except share and per share data)	(Unaudited) March 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$120,515	$99,601
Restricted cash	108,058	21,236
Accounts receivable, net	50,586	53,789
Leasing equipment, net	1,471,794	1,432,210
Operating lease right-of-use assets, net	44,241	—
Finance leases, net	21,158	18,623
Property, plant, and equipment, net	788,668	708,853
Investments	39,778	40,560
Intangible assets, net	35,604	38,513
Goodwill	116,584	116,584
Other assets	150,714	108,809
Total assets	$2,947,700	$2,638,778

Liabilities
Accounts payable and accrued liabilities	$97,415	$112,188
Debt, net	1,540,017	1,237,347
Maintenance deposits	166,749	158,163
Security deposits	38,638	38,539
Operating lease liabilities	44,719	—
Other liabilities	87,108	38,759
Total liabilities	$1,974,646	$1,584,996

Commitments and contingencies

Equity
Common shares ($0.01 par value per share; 2,000,000,000 shares authorized; 84,477,791 and 84,050,889 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively)	845	840
Additional paid in capital	1,001,223	1,029,376
Accumulated deficit	(39,197)	(32,817)
Accumulated other comprehensive loss	(43,012)	—
Shareholders' equity	919,859	997,399
Non-controlling interest in equity of consolidated subsidiaries	53,195	56,383
Total equity	973,054	1,053,782
Total liabilities and equity	$2,947,700	$2,638,778

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Dollar amounts in thousands, unless otherwise noted)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(9,796)	$(9,333)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in losses (earnings) of unconsolidated entities	384	(95)
(Gain) loss on sale of equipment, net	(1,725)	5
Security deposits and maintenance claims included in earnings	(2,953)	(383)
Equity-based compensation	228	208
Depreciation and amortization	39,533	29,587
Change in current and deferred income taxes	338	504
Change in fair value of non-hedge derivative	3,220	(624)
Amortization of lease intangibles and incentives	8,334	7,226
Amortization of deferred financing costs	2,025	1,151
Bad debt expense	2,950	1,441
Other	221	9
Change in:
Accounts receivable	(1,127)	(7,387)
Other assets	(5,295)	1,176
Accounts payable and accrued liabilities	(14,348)	(9,768)
Management fees payable to affiliate	(1,158)	(1,300)
Other liabilities	(561)	(947)
Net cash provided by operating activities	20,270	11,470

Cash flows from investing activities:
Investment in notes receivable	—	(912)
Investment in unconsolidated entities and available for sale securities	—	(1,115)
Principal collections on finance leases	1,289	129
Acquisition of leasing equipment	(108,919)	(86,043)
Acquisition of property, plant and equipment	(81,241)	(23,641)
Acquisition of lease intangibles	(589)	(1,029)
Purchase deposits for acquisitions	(4,625)	(6,886)
Proceeds from sale of leasing equipment	27,292	6,136
Proceeds from sale of property, plant and equipment	7	38
Return of capital distributions from unconsolidated entities	398	—
Return of purchase deposit for aircraft and aircraft engines	—	240
Return of deposit on sale of engine	—	(400)
Net cash used in investing activities	(166,388)	(113,483)
Cash flows from financing activities:
Proceeds from debt	352,680	18,600
Repayment of debt	(47,222)	(12,612)
Payment of deferred financing costs	(28,611)	(71)
Receipt of security deposits	1,935	1,864
Return of security deposits	(233)	(700)
Receipt of maintenance deposits	13,495	9,720
Release of maintenance deposits	(9,807)	(1,840)
Proceeds from issuance of common shares, net of underwriter's discount	—	128,450
Common shares issuance costs	—	(132)
Cash dividends	(28,383)	(27,333)
Net cash provided by financing activities	253,854	115,946

Net increase in cash and cash equivalents and restricted cash	107,736	13,933
Cash and cash equivalents and restricted cash, beginning of period	120,837	92,806
Cash and cash equivalents and restricted cash, end of period	$228,573	$106,739

Key Performance Measures

The Chief Operating Decision Maker (“CODM”) utilizes Adjusted EBITDA as our key performance measure.

Adjusted EBITDA provides the CODM with the information necessary to assess operational performance, as well as make resource and allocation decisions. Adjusted EBITDA is defined as net income (loss) attributable to shareholders, adjusted (a) to exclude the impact of provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, and interest expense, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities, and (c) to exclude the impact of equity in earnings (losses) of unconsolidated entities and the non-controlling share of Adjusted EBITDA.

The following table sets forth a reconciliation of net loss attributable to shareholders to Adjusted EBITDA for the three months ended March 31, 2019 and 2018:

	Three Months Ended March 31,
(in thousands)	2019	2018
Net loss attributable to shareholders	$(6,380)	$(572)
Add: Provision for income taxes	453	495
Add: Equity-based compensation expense	228	208
Add: Acquisition and transaction expenses	1,474	1,766
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	—
Add: Changes in fair value of non-hedge derivative instruments	3,220	624
Add: Asset impairment charges	—	—
Add: Incentive allocations	162	—
Add: Depreciation and amortization expense (1)	47,867	36,814
Add: Interest expense	21,303	11,871
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (2)	(118)	175
Less: Equity in losses (earnings) of unconsolidated entities	384	(95)
Less: Non-controlling share of Adjusted EBITDA (3)	(2,303)	(3,165)
Adjusted EBITDA (non-GAAP)	$66,290	$48,121

(1)
Includes the following items for the three months ended March 31, 2019 and 2018: (i) $39,533 and $29,587 of depreciation and amortization expense, (ii) $2,462 and $1,992 of lease intangible amortization and (iii) $5,872 and $5,235 of amortization for lease incentives, respectively.

(2)
Includes the following items for the three months ended March 31, 2019 and 2018: (i) net (loss) income of $(420) and $48, (ii) interest expense of $36 and $112 and (iii) depreciation and amortization expense of $266 and $15, respectively.

(3)
Includes the following items for the three months ended March 31, 2019 and 2018: (i) equity based compensation of $25 and $37, (ii) provision for income taxes of $36 and $4, (iii) interest expense of $899 and $1,292, (iv) depreciation and amortization expense of $1,164 and $2,076 and (v) changes in fair value of non-hedge derivative instruments of $179 and $(244), respectively.

We use Funds Available for Distribution (“FAD”) in evaluating our ability to meet our stated dividend policy. FAD is not a financial measure in accordance with GAAP. The GAAP measure most directly comparable to FAD is net cash provided by operating activities. We believe FAD is a useful metric for investors and analysts for similar purposes.

We define FAD as: net cash provided by operating activities plus principal collections on finance leases, proceeds from sale of assets, and return of capital distributions from unconsolidated entities, less required payments on debt obligations and capital distributions to non-controlling interest, and excludes changes in working capital.

The following table sets forth a reconciliation of Net Cash provided by Operating Activities to FAD for the three months ended March 31, 2019 and 2018:

	Three Months Ended March 31,
(in thousands)	2019	2018
Net Cash Provided by Operating Activities	$20,270	$11,470
Add: Principal Collections on Finance Leases	1,289	129
Add: Proceeds from Sale of Assets	27,299	6,174
Add: Return of Capital Distributions from Unconsolidated Entities	398	—
Less: Required Payments on Debt Obligations (1)	(1,562)	(1,562)
Less: Capital Distributions to Non-Controlling Interest	—	—
Exclude: Changes in Working Capital	22,489	18,226
Funds Available for Distribution (FAD)	$70,183	$34,437

(1)
Required payments on debt obligations for the three months ended March 31, 2019 exclude repayments of $40,000 for the Revolving Credit Facility and $5,660 for the CMQR Credit Agreement, and for the three months ended March 31, 2018 exclude repayment of $11,050 for the CMQR Credit Agreement, all of which were voluntary refinancings as repayments of these amounts were not required at such time.

The following tables set forth a reconciliation of FAD to Net Cash provided by Operating Activities for the three months ended March 31, 2019:

	Three Months Ended March 31, 2019
(in thousands)	Aviation Leasing	Infrastructure	Corporate and Other	Total
Funds Available for Distribution (FAD)	$101,141	$(4,185)	$(26,773)	$70,183
Less: Principal Collections on Finance Leases				(1,289)
Less: Proceeds from Sale of Assets				(27,299)
Less: Return of Capital Distributions from Unconsolidated Entities				(398)
Add: Required Payments on Debt Obligations (1)				1,562
Add: Capital Distributions to Non-Controlling Interest				—
Include: Changes in Working Capital				(22,489)
Net Cash provided by Operating Activities				$20,270

(1)
Required payments on debt obligations for the three months ended March 31, 2019 exclude repayments of $40,000 for the Revolving Credit Facility and $5,660 for the CMQR Credit Agreement, both of which were voluntary refinancings as repayments of these amounts were not required at such time.

FAD is subject to a number of limitations and assumptions and there can be no assurance that the Company will generate FAD sufficient to meet its intended dividends. FAD has material limitations as a liquidity measure of the Company because such measure excludes items that are required elements of the Company’s net cash provided by operating activities as described below. FAD should not be considered in isolation nor as a substitute for analysis of the Company’s results of operations under GAAP, and it is not the only metric that should be considered in evaluating the Company’s ability to meet its stated dividend policy. Specifically:

•
FAD does not include equity capital called from the Company’s existing limited partners, proceeds from any debt issuance or future equity offering, historical cash and cash equivalents and expected investments in the Company’s operations.

•	FAD does not give pro forma effect to prior acquisitions, certain of which cannot be quantified.

•
While FAD reflects the cash inflows from sale of certain assets, FAD does not reflect the cash outflows to acquire assets as the Company relies on alternative sources of liquidity to fund such purchases.

•
FAD does not reflect expenditures related to capital expenditures, acquisitions and other investments as the Company has multiple sources of liquidity and intends to fund these expenditures with future incurrences of indebtedness, additional capital contributions and/or future issuances of equity.

•	FAD does not reflect any maintenance capital expenditures necessary to maintain the same level of cash generation from our capital investments.

•
FAD does not reflect changes in working capital balances as management believes that changes in working capital are primarily driven by short term timing differences, which are not meaningful to the Company’s distribution decisions.

•	Management has significant discretion to make distributions, and the Company is not bound by any contractual provision that requires it to use cash for distributions.

If such factors were included in FAD, there can be no assurance that the results would be consistent with the Company’s presentation of FAD.